UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 16, 2009

Wachovia Preferred Funding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31557	56-1986430
(Commission File Number)	(IRS Employer Identification No.)

1620 East Roseville Parkway Roseville, California	95661
(Address of Principal Executive Offices)	(Zip Code)

(877) 867-7378

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2009, the board of directors of Wachovia Preferred Funding Corp. (“WPFC”) elected Howard T. Hoover to WPFC’s board of directors, effective immediately. Mr. Hoover, 64, retired in June 2007 as a senior partner with Deloitte & Touche LLP. Mr. Hoover served in a number of client service and leadership roles in his 34-year career at Deloitte & Touche LLP, with expertise in financial services. The board of directors of WPFC has determined that Mr. Hoover is deemed to be “independent” of WPFC, as determined in accordance with applicable New York Stock Exchange corporate governance rules and WPFC’s certificate of incorporation. Mr. Hoover has also been appointed to serve on the audit committee of WPFC’s board of directors. Mr. Hoover will receive compensation for his service as a non-employee director of WPFC as described in WPFC’s 2009 proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.

Date: July 17, 2009	By:	/s/ Ross E. Jeffries, Jr.
	Name:	Ross E. Jeffries, Jr.
	Title:	Senior Vice President and Secretary